October 24, 2025
Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, underlying supplement no. 5-III dated March 5, 2025, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
$3,198,000
Auto Callable Contingent Interest Notes Linked to the MerQube
US Tech+ Vol Advantage Index due October 29, 2030
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
● The notes are designed for investors who seek a Contingent Interest Payment with respect to each Review Date for which the closing level of the MerQube US Tech+ Vol Advantage Index, which we refer to as the Index, is greater than or equal to
75.00% of the Initial Value, which we refer to as the Interest Barrier.
● If the closing level of the Index is greater than or equal to the Interest Barrier on any Review Date, investors will receive, in addition to the Contingent Interest Payment with respect to that Review Date, any previously unpaid Contingent Interest
Payments for prior Review Dates.
● The notes will be automatically called if the closing level of the Index on any Review Date (other than the first through eleventh and final Review Dates) is greater than or equal to the Initial Value.
● The earliest date on which an automatic call may be initiated is October 26, 2026.
● Investors should be willing to accept the risk of losing up to 85.00% of their principal and the risk that no Contingent Interest
Payment may be made with respect to some or all Review Dates.
● Investors should also be willing to forgo fixed interest and dividend payments, in exchange for the opportunity to receive
Contingent Interest Payments.
● The Index is subject to a 6.0% per annum daily deduction, and the performance of the Invesco QQQ TrustSM, Series
1 (the “QQQ Fund”) is subject to a notional financing cost. These deductions will offset any appreciation of the components of the Index, will heighten any depreciation of those components and will generally be a drag on the performance of the Index. The Index will trail the performance of an identical index without such deductions. See
“Selected Risk Considerations — Risks Relating to the Notes Generally — The Level of the Index Will Include a
6.0% per Annum Daily Deduction” and “Selected Risk Considerations — Risks Relating to the Notes Generally —
The Level of the Index Will Include the Deduction of a Notional Financing Cost” in this pricing supplement.
● The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as
JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
● Minimum denominations of $1,000 and integral multiples thereof
● The notes priced on October 24, 2025 and are expected to settle on or about October 29, 2025.
● CUSIP: 48136HWS3
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement, “Risk Factors” beginning on page US-4 of the accompanying underlying supplement and “Selected Risk Considerations” beginning on page PS-8 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$41.50
$958.50
Total
$3,198,000
$132,717
$3,065,283
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $41.50 per $1,000 principal amount note it receives from us to other affiliated or unaffiliated dealers. See “Plan of Distribution (Conflicts of
Interest)” in the accompanying product supplement.
The estimated value of the notes, when the terms of the notes were set, was $915.30 per $1,000 principal amount note. See
“The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Tech+
Vol Advantage Index
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Index: The MerQube US Tech+ Vol Advantage Index
(Bloomberg ticker: MQUSTVA). The level of the Index reflects a deduction of 6.0% per annum that accrues daily, and the
performance of the QQQ Fund is subject to a notional
financing cost that accrues daily.
Contingent Interest Payments:
If the notes have not been automatically called and the
closing level of the Index on any Review Date is greater than or equal to the Interest Barrier, you will receive on the
applicable Interest Payment Date for each $1,000 principal
amount note a Contingent Interest Payment equal to $8.3333
(equivalent to a Contingent Interest Rate of 10.00% per
annum, payable at a rate of 0.83333% per month), plus any
previously unpaid Contingent Interest Payments for any prior
Review Dates.
If the Contingent Interest Payment is not paid on any Interest
Payment Date, that unpaid Contingent Interest Payment will
be paid on a later Interest Payment Date if the closing level of the Index on the Review Date related to that later Interest
Payment Date is greater than or equal to the Interest Barrier.
You will not receive any unpaid Contingent Interest Payments if the closing level of the Index on each subsequent Review
Date is less than the Interest Barrier.
Contingent Interest Rate: 10.00% per annum, payable at a
rate of 0.83333% per month
Interest Barrier: 75.00% of the Initial Value, which is
9,526.3875
Buffer Threshold: 85.00% of the Initial Value, which is
10,796.5725
Buffer Amount: 15.00%
Pricing Date: October 24, 2025
Original Issue Date (Settlement Date): On or about October
29, 2025
Review Dates*: As specified under “Key Terms Relating to
the Review Dates and Interest Payment Dates” in this pricing supplement
Interest Payment Dates*: As specified under “Key Terms
Relating to the Review Dates and Interest Payment Dates” in
this pricing supplement
Maturity Date*: October 29, 2030
Call Settlement Date*: If the notes are automatically called on any Review Date (other than the first through eleventh and final Review Dates), the first Interest Payment Date
immediately following that Review Date
* Subject to postponement in the event of a market disruption event and as described under “Supplemental Terms of the Notes —
Postponement of a Determination Date — Notes Linked Solely to an
Index” in the accompanying underlying supplement and “General
Terms of Notes — Postponement of a Payment Date” in the
accompanying product supplement
Automatic Call:
If the closing level of the Index on any Review Date (other
than the first through eleventh and final Review Dates) is
greater than or equal to the Initial Value, the notes will be automatically called for a cash payment, for each $1,000
principal amount note, equal to (a) $1,000 plus (b) the
Contingent Interest Payment applicable to that Review Date
plus (c) any previously unpaid Contingent Interest Payments
for any prior Review Dates, payable on the applicable Call
Settlement Date. No further payments will be made on the
notes.
Payment at Maturity:
If the notes have not been automatically called and the Final
Value is greater than or equal to the Buffer Threshold, you will receive a cash payment at maturity, for each $1,000 principal amount note, equal to (a) $1,000 plus (b) the Contingent
Interest Payment applicable to the final Review Date plus (c)
any previously unpaid Contingent Interest Payments for any
prior Review Dates.
If the notes have not been automatically called and the Final
Value is less than the Buffer Threshold, your payment at
maturity per $1,000 principal amount note, in addition to any
Contingent Interest Payment applicable to the final Review
Date plus, if the Contingent Interest Payment applicable to the final Review Date is payable, any previously unpaid
Contingent Interest Payments for any prior Review Dates, will be calculated as follows:
$1,000 + [$1,000 × (Index Return + Buffer Amount)]
If the notes have not been automatically called and the Final
Value is less than the Buffer Threshold, you will lose some or most of your principal amount at maturity.
Index Return:
(Final Value – Initial Value)
Initial Value
Initial Value: The closing level of the Index on the Pricing
Date, which was 12,701.85
Final Value: The closing level of the Index on the final Review
Date

PS-2| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Tech+
Vol Advantage Index
Key Terms Relating to the Review Dates and Interest Payment Dates
Review Dates*: November 24, 2025, December 24, 2025,
January 26, 2026, February 24, 2026, March 24, 2026, April
24, 2026, May 26, 2026, June 24, 2026, July 24, 2026,
August 24, 2026, September 24, 2026, October 26, 2026,
November 24, 2026, December 24, 2026, January 25, 2027,
February 24, 2027, March 24, 2027, April 26, 2027, May 24,
2027, June 24, 2027, July 26, 2027, August 24, 2027,
September 24, 2027, October 25, 2027, November 24,
2027, December 27, 2027, January 24, 2028, February 24,
2028, March 24, 2028, April 24, 2028, May 24, 2028, June
26, 2028, July 24, 2028, August 24, 2028, September 25,
2028, October 24, 2028, November 24, 2028, December 26,
2028, January 24, 2029, February 26, 2029, March 26,
2029, April 24, 2029, May 24, 2029, June 25, 2029, July 24,
2029, August 24, 2029, September 24, 2029, October 24,
2029, November 26, 2029, December 24, 2029, January 24,
2030, February 25, 2030, March 25, 2030, April 24, 2030,
May 24, 2030, June 24, 2030, July 24, 2030, August 26,
2030, September 24, 2030 and October 24, 2030 (final
Review Date)
Interest Payment Dates*: November 28, 2025, December
30, 2025, January 29, 2026, February 27, 2026, March 27,
2026, April 29, 2026, May 29, 2026, June 29, 2026, July 29,
2026, August 27, 2026, September 29, 2026, October 29,
2026, November 30, 2026, December 30, 2026, January
28, 2027, March 1, 2027, March 30, 2027, April 29, 2027,
May 27, 2027, June 29, 2027, July 29, 2027, August 27,
2027, September 29, 2027, October 28, 2027, November
30, 2027, December 30, 2027, January 27, 2028, February
29, 2028, March 29, 2028, April 27, 2028, May 30, 2028,
June 29, 2028, July 27, 2028, August 29, 2028, September
28, 2028, October 27, 2028, November 29, 2028,
December 29, 2028, January 29, 2029, March 1, 2029,
March 29, 2029, April 27, 2029, May 30, 2029, June 28,
2029, July 27, 2029, August 29, 2029, September 27, 2029,
October 29, 2029, November 29, 2029, December 28,
2029, January 29, 2030, February 28, 2030, March 28,
2030, April 29, 2030, May 30, 2030, June 27, 2030, July 29,
2030, August 29, 2030, September 27, 2030 and the
Maturity Date
* Subject to postponement in the event of a market disruption event and as described under "Supplemental Terms of the Notes —
Postponement of a Determination Date — Notes Linked Solely to
an Index" in the accompanying underlying supplement and
"General Terms of Notes — Postponement of a Payment Date" in
the accompanying product supplement

PS-3| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Tech+
Vol Advantage Index
The MerQube US Tech+ Vol Advantage Index
The MerQube US Tech+ Vol Advantage Index (the “Index”) was developed by MerQube (the “Index Sponsor” and “Index Calculation
Agent”), in coordination with JPMS, and is maintained by the Index Sponsor and is calculated and published by the Index Calculation
Agent. The Index was established on June 22, 2021. An affiliate of ours currently has a 10% equity interest in the Index Sponsor, with a right to appoint an employee of JPMS, another of our affiliates, as a member of the board of directors of the Index Sponsor.
Since February 9, 2024 (the “Amendment Effective Date”), the underlying asset to which the Index is linked (the “Underlying Asset”)
has been an unfunded position in the QQQ Fund, calculated as the excess of the total return of the QQQ Fund over a notional financing cost. Prior to the Amendment Effective Date, the Underlying Asset was an unfunded rolling position in E-Mini Nasdaq-100 futures (the
“Futures Contracts”).
The investment objective of the QQQ Fund is to seek to track the investment results, before fees and expenses, of the Nasdaq-100
Index®. For more information about the QQQ Fund and the Nasdaq-100 Index®, see “Background on the Invesco QQQ TrustSM, Series
1” and “Background on the Nasdaq-100 Index®,” respectively, in the accompanying underlying supplement.
The Index attempts to provide a dynamic rules-based exposure to the Underlying Asset, while targeting a level of implied volatility, with a maximum exposure to the Underlying Asset of 500% and a minimum exposure to the Underlying Asset of 0%. The Index is subject to a 6.0% per annum daily deduction, and the performance of the Underlying Asset is subject to a notional financing cost deducted daily.
On each weekly Index rebalance day, the exposure to the Underlying Asset is set equal to (a) the 35% implied volatility target (the
“target volatility”) divided by (b) the one-week implied volatility of the QQQ Fund, subject to a maximum exposure of 500%. For example, if the implied volatility of the QQQ Fund is equal to 17.5%, the exposure to the Underlying Asset will equal 200% (or 35% /
17.5%) and if the implied volatility of the QQQ Fund is equal to 40%, the exposure to the Underlying Asset will equal 87.5% (or 35% /
40%). The Index’s exposure to the Underlying Asset will be greater than 100% when the implied volatility of the QQQ Fund is below
35%, and the Index’s exposure to the Underlying Asset will be less than 100% when the implied volatility of the QQQ Fund is above
35%. In general, the Index’s target volatility feature is expected to result in the volatility of the Index being more stable over time than if no target volatility feature were employed. No assurance can be provided that the volatility of the Index will be stable at any time. The
Index uses the implied volatility of the QQQ Fund as a proxy for the realized volatility of the Underlying Asset.
The Index tracks the performance of the QQQ Fund, with distributions, if any, notionally reinvested, less the daily deduction of a notional financing cost. The notional financing cost is intended to approximate the cost of maintaining a position in the QQQ Fund using borrowed funds at a rate of interest equal to SOFR plus a spread of 0.50% per annum. SOFR, the Secured Overnight Financing Rate, is intended to be a broad measure of the cost of borrowing cash overnight collateralized by Treasury securities. The Index is an “excess return” index and not a “total return” index because, as part of the calculation of the level of the Index, the performance of the QQQ
Fund is reduced by the notional financing cost. The notional financing cost has been deducted from the performance of the QQQ Fund since the Amendment Effective Date.
The 6.0% per annum daily deduction and the notional financing cost will offset any appreciation of the Underlying Asset, will heighten any depreciation of the Underlying Asset and will generally be a drag on the performance of the Index. The Index will trail the performance of an identical index without such deductions.
Holding the estimated value of the notes and market conditions constant, the Contingent Interest Rate, the Interest Barrier, the Buffer
Threshold, the Buffer Amount and the other economic terms available on the notes are more favorable to investors than the terms that would be available on a hypothetical note issued by us linked to an identical index without a daily deduction. However, there can be no assurance that any improvement in the terms of the notes derived from the daily deduction will offset the negative effect of the daily deduction on the performance of the Index. The return on the notes may be lower than the return on a hypothetical note issued by us linked to an identical index without a daily deduction.
The daily deduction and the volatility of the Index (as influenced by the Index’s target volatility feature) are two of the primary variables that affect the economic terms of the notes. Additionally, the daily deduction and volatility of the Index are two of the inputs our affiliates’
internal pricing models use to value the derivative or derivatives underlying the economic terms of the notes for purposes of determining the estimated value of the notes set forth on the cover of this pricing supplement. The daily deduction will effectively reduce the value of the derivative or derivatives underlying the economic terms of the notes. See “The Estimated Value of the Notes” and “Selected Risk
Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes” in this pricing supplement.
The Index is subject to risks associated with the use of significant leverage. The notional financing cost deducted daily will be magnified by any leverage provided by the Index. In addition, the Index may be significantly uninvested on any given day, and, in that case, will realize only a portion of any gains due to appreciation of the Underlying Asset on that day. The index deduction is deducted daily at a rate of 6.0% per annum, even when the Index is not fully invested.
No assurance can be given that the investment strategy used to construct the Index will achieve its intended results or that the Index will be successful or will outperform any alternative index or strategy that might reference the Underlying Asset.
For additional information about the Index, see “The MerQube Vol Advantage Index Series” in the accompanying underlying supplement.

PS-4| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Tech+
Vol Advantage Index
Supplemental Terms of the Notes
Any value of any underlier, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.
How the Notes Work
Payments in Connection with the First through Eleventh Review Dates
First through Eleventh Review Dates
Compare the closing level of the Index to the Interest Barrier on each Review Date.
The closing level of the Index is greater than or equal
to the Interest Barrier.
You will receive (a) a Contingent Interest Payment on the
applicable Interest Payment Date plus (b) any previously
unpaid Contingent Interest Payments for any prior Review
Dates.
Proceed to the next Review Date.
The closing level of the Index is less than the Interest
Barrier.
No Contingent Interest Payment will be made with respect to
the applicable Review Date.
Proceed to the next Review Date.
Payments in Connection with Review Dates (Other than the First through Eleventh and Final Review Dates)
Review Dates (Other than the First through Eleventh and Final Review Dates)
Initial
Value
Compare the closing level of the Index to the Initial Value and the Interest Barrier on each Review Date until the final
Review Date or any earlier automatic call.
The closing level of
the Index is
greater than or
equal to the Initial
Value.
Automatic Call
The notes will be automatically called on the applicable Call Settlement Date, and you will receive (a) $1,000 plus (b) the Contingent Interest Payment applicable to that
Review Date plus (c) any previously unpaid Contingent Interest Payments for any prior
Review Dates.
No further payments will be made on the notes.
The closing level of
the Index is less
than the Initial
Value.
No
Automatic
Call
The closing level of the
Index is greater than
or equal to the Interest
Barrier.
You will receive (a) a Contingent Interest
Payment on the applicable Interest
Payment Date plus (b) any previously
unpaid Contingent Interest Payments for
any prior Review Dates.
Proceed to the next Review Date.
The closing level of the
Index is less than the
Interest Barrier.
No Contingent Interest Payment will be
made with respect to the applicable
Review Date.
Proceed to the next Review Date.

PS-5| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Tech+
Vol Advantage Index
Payment at Maturity If the Notes Have Not Been Automatically Called
Review Dates
Preceding the Final
Review Date
Final Review Date
Payment at Maturity
The notes are not
automatically called.
The Final Value is greater than or equal to
the Buffer Threshold.
You will receive (a) $1,000 plus (b) the
Contingent Interest Payment applicable
to the final Review Date plus (c) any
previously unpaid Contingent Interest
Payments for any prior Review Dates.
Proceed to maturity
The Final Value is less than the Buffer
Threshold.
Under these circumstances, you will lose
some or most of your principal amount at
maturity.
In addition to any Contingent Interest
Payment applicable to the final Review
Date plus if the Contingent Interest
Payment applicable to the final Review
Date is payable, any previously unpaid
Contingent Interest Payments for any
prior Review Dates, you will receive:
$1,000 + [$1,000 × (Index Return +
Buffer Amount)]

PS-6| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Tech+
Vol Advantage Index
Total Contingent Interest Payments
The table below illustrates the hypothetical total Contingent Interest Payments per $1,000 principal amount note over the term of the notes based on the Contingent Interest Rate of 10.00% per annum, depending on how many Contingent Interest Payments are made prior to automatic call or maturity.
Number of Contingent
Interest Payments
Total Contingent Interest
Payments
60
$500.0000
59
$491.6667
58
$483.3333
57
$475.0000
56
$466.6667
55
$458.3333
54
$450.0000
53
$441.6667
52
$433.3333
51
$425.0000
50
$416.6667
49
$408.3333
48
$400.0000
47
$391.6667
46
$383.3333
45
$375.0000
44
$366.6667
43
$358.3333
42
$350.0000
41
$341.6667
40
$333.3333
39
$325.0000
38
$316.6667
37
$308.3333
36
$300.0000
35
$291.6667
34
$283.3333
33
$275.0000
32
$266.6667
31
$258.3333
30
$250.0000
29
$241.6667
28
$233.3333
27
$225.0000
26
$216.6667
25
$208.3333
24
$200.0000
23
$191.6667
22
$183.3333
21
$175.0000
20
$166.6667
19
$158.3333
18
$150.0000
17
$141.6667
16
$133.3333
15
$125.0000
14
$116.6667
13
$108.3333
12
$100.0000
11
$91.6667
10
$83.3333
9
$75.0000
8
$66.6667
7
$58.3333
6
$50.0000
5
$41.6667
4
$33.3333
3
$25.0000
2
$16.6667
1
$8.3333
0
$0.0000

PS-7| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Tech+
Vol Advantage Index
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to a hypothetical Index, assuming a range of performances for the hypothetical Index on the Review Dates. The hypothetical payments set forth below assume the following:
● an Initial Value of 100.00;
● an Interest Barrier of 75.00 (equal to 75.00% of the hypothetical Initial Value);
● a Buffer Threshold of 85.00 (equal to 85.00% of the hypothetical Initial Value);
● a Buffer Amount of 15.00%; and
● a Contingent Interest Rate of 10.00% per annum (payable at a rate of 0.83333% per month).
The hypothetical Initial Value of 100.00 has been chosen for illustrative purposes only and does not represent the actual Initial Value.
The actual Initial Value is the closing level of the Index on the Pricing Date and is specified under "Key Terms - Initial Value" in this pricing supplement. For historical data regarding the actual closing levels of the Index, please see the historical information set forth under “Hypothetical Back-Tested Data and Historical Information” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Example 1 — Notes are automatically called on the twelfth Review Date.
Date
Closing Level
Payment (per $1,000 principal amount note)
First Review Date
105.00
$8.3333
Second Review Date
110.00
$8.3333
Third through Eleventh
Review Dates
Greater than Initial Value
$8.3333
Twelfth Review Date
110.00
$1,008.3333
Total Payment
$1,100.00 (10.00% return)
Because the closing level of the Index on the twelfth Review Date is greater than or equal to the Initial Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, of $1,008.3333 (or $1,000 plus the Contingent Interest
Payment applicable to the twelfth Review Date), payable on the applicable Call Settlement Date. The notes are not automatically callable before the twelfth Review Date, even though the closing level of the Index on each of the first through eleventh Review Dates is greater than the Initial Value. When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,100.00. No further payments will be made on the notes.
Example 2 — Notes have NOT been automatically called and the Final Value is greater than or equal to the Buffer
Threshold.
Date
Closing Level
Payment (per $1,000 principal amount note)
First Review Date
95.00
$8.3333
Second Review Date
85.00
$8.3333
Third through Fifty-Ninth
Review Dates
Less than Interest
Barrier
$0
Final Review Date
90.00
$1,483.3333
Total Payment
$1,500.00 (50.00% return)
Because the notes have not been automatically called and the Final Value is greater than or equal to the Buffer Threshold, the payment at maturity, for each $1,000 principal amount note, will be $1,483.3333 (or $1,000 plus the Contingent Interest Payment applicable to the final Review Date plus the unpaid Contingent Interest Payments for any prior Review Dates). When added to the Contingent
Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is
$1,500.00.

PS-8| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Tech+
Vol Advantage Index
Example 3 — Notes have NOT been automatically called and the Final Value is less than the Buffer Threshold but is greater than or equal to the Interest Barrier.
Date
Closing Level
Payment (per $1,000 principal amount note)
First Review Date
65.00
$0
Second Review Date
70.00
$0
Third through Fifty-Ninth
Review Dates
Less than Interest
Barrier
$0
Final Review Date
75.00
$1,400.00
Total Payment
$1,400.00 (40.00% return)
Because the notes have not been automatically called, the Final Value is less than the Buffer Threshold but is greater than or equal to the Interest Barrier and the Index Return is -25.00%, the payment at maturity will be $1,400.00 per $1,000 principal amount note,
(which includes the Contingent Interest Payment applicable to the final Review Date plus the unpaid Contingent Interest Payments for any prior Review Dates), calculated as follows:
$1,000 + [$1,000 × (-25.00% + 15.00%)] + $500.00 = $1,400.00
Example 4 — Notes have NOT been automatically called and the Final Value is less than the Buffer Threshold and the Interest Barrier.
Date
Closing Level
Payment (per $1,000 principal amount note)
First Review Date
50.00
$0
Second Review Date
55.00
$0
Third through Fifty-Ninth
Review Dates
Less than Interest
Barrier
$0
Final Review Date
50.00
$650.00
Total Payment
$650.00 (-35.00% return)
Because the notes have not been automatically called, the Final Value is less than the Buffer Threshold and the Interest Barrier and the
Index Return is -50.00%, the payment at maturity will be $650.00 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-50.00% + 15.00%)] = $650.00
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement, product supplement and underlying supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
● YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been automatically called and the Final Value is less than the Buffer Threshold, you will lose 1% of the principal amount of your notes for every 1% that the Final Value is less than the Initial
Value by more than 15.00%. In no event, however, will the payment at maturity be less than $0. Accordingly, under these circumstances, you will lose up to 85.00% of your principal amount at maturity.
● THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —
If the notes have not been automatically called, we will make a Contingent Interest Payment with respect to a Review Date (and we will pay you any previously unpaid Contingent Interest Payments for any prior Review Dates) only if the closing level of the Index on that Review Date is greater than or equal to the Interest Barrier. If the closing level of the Index on that Review Date is less than the Interest Barrier, no Contingent Interest Payment will be made with respect to that Review Date. You will not receive any unpaid
Contingent Interest Payments if the closing level of the Index on each subsequent Review Date is less than the Interest Barrier.
Accordingly, if the closing level of the Index on each Review Date is less than the Interest Barrier, you will not receive any interest payments over the term of the notes.

PS-9| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Tech+
Vol Advantage Index
● THE LEVEL OF THE INDEX WILL INCLUDE A 6.0% PER ANNUM DAILY DEDUCTION —
The Index is subject to a 6.0% per annum daily deduction. As a result, the level of the Index will trail the value of an identically constituted synthetic portfolio that is not subject to any such deduction.
This deduction will place a significant drag on the performance of the Index, potentially offsetting positive returns on the Index’s investment strategy, exacerbating negative returns of its investment strategy and causing the level of the Index to decline steadily if the return of its investment strategy is relatively flat. The Index will not appreciate unless the return of its investment strategy is sufficient to offset the negative effects of this deduction, and then only to the extent that the return of its investment strategy is greater than this deduction. As a result of this deduction, the level of the Index may decline even if the return of its investment strategy is otherwise positive.
The daily deduction is one of the inputs our affiliates’ internal pricing models use to value the derivative or derivatives underlying the economic terms of the notes for purposes of determining the estimated value of the notes set forth on the cover of this pricing supplement. The daily deduction will effectively reduce the value of the derivative or derivatives underlying the economic terms of the notes. See “The Estimated Value of the Notes” and “— Risks Relating to the Estimated Value and Secondary Market Prices of
the Notes” in this pricing supplement.
● THE LEVEL OF THE INDEX WILL INCLUDE THE DEDUCTION OF A NOTIONAL FINANCING COST —
Since the Amendment Effective Date, the performance of the Underlying Asset has been subject to a notional financing cost deducted daily. The notional financing cost is intended to approximate the cost of maintaining a position in the QQQ Fund using borrowed funds at a rate of interest equal to the daily SOFR rate plus a fixed spread. The actual cost of maintaining a position in the QQQ Fund at any time may be less than the notional financing cost. As a result of this deduction, the level of the Index will trail the value of an identically constituted synthetic portfolio that is not subject to any such deduction.
● CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
● AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
● THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF ANY CONTINGENT INTEREST PAYMENTS
THAT MAY BE PAID OVER THE TERM OF THE NOTES,
regardless of any appreciation of the Index, which may be significant. You will not participate in any appreciation of the Index.
● THE AUTOMATIC CALL FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If your notes are automatically called, the term of the notes may be reduced to as short as approximately one year and you will not receive any Contingent Interest Payments after the applicable Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return and/or with a comparable interest rate for a similar level of risk. Even in cases where the notes are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
● YOU WILL NOT RECEIVE DIVIDENDS ON THE QQQ FUND OR THE SECURITIES HELD BY THE QQQ FUND OR HAVE ANY
RIGHTS WITH RESPECT TO THE QQQ FUND OR THOSE SECURITIES.
● THE RISK OF THE CLOSING LEVEL OF THE INDEX FALLING BELOW THE INTEREST BARRIER OR THE BUFFER
THRESHOLD IS GREATER IF THE LEVEL OF THE INDEX IS VOLATILE.
● JPMS AND ITS AFFILIATES MAY HAVE PUBLISHED RESEARCH, EXPRESSED OPINIONS OR PROVIDED
RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE NOTES, AND MAY DO SO IN
THE FUTURE —
Any research, opinions or recommendations could affect the market value of the notes. Investors should undertake their own independent investigation of the merits of investing in the notes, the Index and the components of the Index.
● LACK OF LIQUIDITY—
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.

PS-10| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Tech+
Vol Advantage Index
Risks Relating to Conflicts of Interest
● POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
An affiliate of ours currently has a 10% equity interest in the Index Sponsor, with a right to appoint an employee of JPMS, another of our affiliates, as a member of the board of directors of the Index Sponsor. The Index Sponsor can implement policies, make judgments or enact changes to the Index methodology that could negatively affect the performance of the Index. The Index
Sponsor can also alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the notes. The Index Sponsor has no obligation to consider your interests in calculating, maintaining or revising the Index, and we, JPMS, our other affiliates and our respective employees are under no obligation to consider your interests as an investor in the notes in connection with the role of our affiliate as an owner of an equity interest in the Index Sponsor or the role of an employee of JPMS as a member of the board of directors of the Index Sponsor.
In addition, JPMS worked with the Index Sponsor in developing the guidelines and policies governing the composition and calculation of the Index. Although judgments, policies and determinations concerning the Index were made by JPMS, JPMorgan
Chase & Co., as the parent company of JPMS, ultimately controls JPMS. The policies and judgments for which JPMS was responsible could have an impact, positive or negative, on the level of the Index and the value of your notes. JPMS is under no obligation to consider your interests as an investor in the notes in its role in developing the guidelines and policies governing the
Index or making judgments that may affect the level of the Index.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
● THE ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE
NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes exceeds the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
● THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
● THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
● THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
● SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
● SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the level of the Index. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks
Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.

PS-11| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Tech+
Vol Advantage Index
Risks Relating to the Index
● THE INDEX SPONSOR MAY ADJUST THE INDEX IN A WAY THAT AFFECTS ITS LEVEL, AND THE INDEX SPONSOR HAS
NO OBLIGATION TO CONSIDER YOUR INTERESTS —
The Index Sponsor is responsible for maintaining the Index. The Index Sponsor can add, delete or substitute the components of the Index or make other methodological changes that could affect the level of the Index. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index.
● THE INDEX MAY NOT BE SUCCESSFUL OR OUTPERFORM ANY ALTERNATIVE STRATEGY THAT MIGHT BE EMPLOYED
IN RESPECT OF THE UNDERLYING ASSET —
No assurance can be given that the investment strategy on which the Index is based will be successful or that the Index will outperform any alternative strategy that might be employed with respect to the Underlying Asset.
● THE INDEX MAY NOT APPROXIMATE ITS TARGET VOLATILITY —
No assurance can be given that the Index will maintain an annualized realized volatility that approximates its target volatility of
35%. The Index’s target volatility is a level of implied volatility and therefore the actual realized volatility of the Index may be greater or less than the target volatility. On each weekly Index rebalance day, the Index’s exposure to the Underlying Asset is set equal to
(a) the 35% implied volatility target divided by (b) the one-week implied volatility of the QQQ Fund, subject to a maximum exposure of 500%. The Index uses the implied volatility of the QQQ Fund as a proxy for the realized volatility of the Underlying Asset.
However, there is no guarantee that the methodology used by the Index to determine the implied volatility of the QQQ Fund will be representative of the realized volatility of the QQQ Fund. The volatility of the Underlying Asset on any day may change quickly and unexpectedly and realized volatility may differ significantly from implied volatility. In general, over time, the realized volatility of the
QQQ Fund has tended to be lower than its implied volatility; however, at any time that realized volatility may exceed its implied volatility, particularly during periods of market volatility. Accordingly, the actual annualized realized volatility of the Index may be greater than or less than the target volatility, which may adversely affect the level of the Index and the value of the notes.
● THE INDEX IS SUBJECT TO RISKS ASSOCIATED WITH THE USE OF SIGNIFICANT LEVERAGE —
On a weekly Index rebalance day, the Index will employ leverage to increase the exposure of the Index to the Underlying Asset if the implied volatility of the QQQ Fund is below 35%, subject to a maximum exposure of 500%. Under normal market conditions in the past, the QQQ Fund has tended to exhibit an implied volatility below 35%. Accordingly, the Index has generally employed leverage in the past, except during periods of elevated volatility. When leverage is employed, any movements in the prices of the
Underlying Asset will result in greater changes in the level of the Index than if leverage were not used. In particular, the use of leverage will magnify any negative performance of the Underlying Asset, which, in turn, would negatively affect the performance of the Index. Because the Index’s leverage is adjusted only on a weekly basis, in situations where a significant increase in volatility is accompanied by a significant decline in the price of the Underlying Asset, the level of the Index may decline significantly before the following Index rebalance day when the Index’s exposure to the Underlying Asset would be reduced. In addition, the notional financing cost deducted daily will be magnified by any leverage provided by the Index.
● THE INDEX MAY BE SIGNIFICANTLY UNINVESTED —
On a weekly Index rebalance day, the Index’s exposure to the Underlying Asset will be less than 100% when the implied volatility of the QQQ Fund is above 35%. If the Index’s exposure to the Underlying Asset is less than 100%, the Index will not be fully invested, and any uninvested portion will earn no return. The Index may be significantly uninvested on any given day, and will realize only a portion of any gains due to appreciation of the Underlying Asset on any such day. The 6.0% per annum deduction is deducted daily, even when the Index is not fully invested.
● AN INVESTMENT IN THE NOTES WILL BE SUBJECT TO RISKS ASSOCIATED WITH NON-U.S. SECURITIES —
Some of the equity securities held by the QQQ Fund are issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries of the issuers of those non-U.S. equity securities. The prices of securities issued by non-U.S. companies may be affected by political, economic, financial and social factors in the home countries of those issuers, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.
● THERE ARE RISKS ASSOCIATED WITH THE QQQ FUND —
The QQQ Fund is subject to management risk, which is the risk that the investment strategies of the QQQ Fund’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the shares of the QQQ Fund and, consequently, the value of the notes.

PS-12| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Tech+
Vol Advantage Index
● THE PERFORMANCE AND MARKET VALUE OF THE QQQ FUND, PARTICULARLY DURING PERIODS OF MARKET
VOLATILITY, MAY NOT CORRELATE WITH THE PERFORMANCE OF THE QQQ FUND’S UNDERLYING INDEX AS WELL AS
THE NET ASSET VALUE PER SHARE —
The QQQ Fund does not fully replicate its underlying index and may hold securities different from those included in its underlying index. In addition, the performance of the QQQ Fund will reflect additional transaction costs and fees that are not included in the calculation of its underlying index. All of these factors may lead to a lack of correlation between the performance of the QQQ Fund and its underlying index. In addition, corporate actions with respect to the equity securities underlying the QQQ Fund (such as mergers and spin-offs) may impact the variance between the performances of the QQQ Fund and its underlying index. Finally, because the shares of the QQQ Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the QQQ Fund may differ from the net asset value per share of the QQQ Fund.
During periods of market volatility, securities underlying the QQQ Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the QQQ Fund and the liquidity of the QQQ
Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the QQQ Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the QQQ Fund. As a result, under these circumstances, the market value of shares of the QQQ Fund may vary substantially from the net asset value per share of the QQQ Fund. For all of the foregoing reasons, the performance of the QQQ Fund may not correlate with the performance of its underlying index as well as the net asset value per share of the QQQ Fund, which could materially and adversely affect the value of the notes in the secondary market and/or reduce any payment on the notes.
● HYPOTHETICAL BACK-TESTED DATA RELATING TO THE INDEX DO NOT REPRESENT ACTUAL HISTORICAL DATA AND
ARE SUBJECT TO INHERENT LIMITATIONS, AND THE HISTORICAL AND HYPOTHETICAL BACK-TESTED
PERFORMANCE OF THE INDEX ARE NOT INDICATIONS OF ITS FUTURE PERFORMANCE —
The hypothetical back-tested performance of the Index set forth under “Hypothetical Back-Tested Data and Historical Information”
in this pricing supplement is purely theoretical and does not represent the actual historical performance of the Index and has not been verified by an independent third party. Hypothetical back-tested performance measures have inherent limitations.
Hypothetical back-tested performance is derived by means of the retroactive application of a back-tested model that has been designed with the benefit of hindsight. Alternative modelling techniques might produce significantly different results and may prove to be more appropriate. Past performance, and especially hypothetical back-tested performance, is not indicative of future results.
This type of information has inherent limitations, and you should carefully consider these limitations before placing reliance on such information.
In addition, the QQQ Fund replaced the Futures Contracts as the Underlying Asset on the Amendment Effective Date. No
assurance can be provided that the QQQ Fund is an appropriate substitute for the Futures Contracts. This replacement may adversely affect the performance of the Index and the value of the notes, as the QQQ Fund, subject to a notional financing cost, may perform worse, perhaps significantly worse, than the Futures Contracts. The Index lacks any operating history with the QQQ
Fund as the Underlying Asset prior to the Amendment Effective Date and may perform in unanticipated ways. Investors in the notes should bear this difference in mind when evaluating the historical and hypothetical back-tested performance shown in this pricing supplement.
● OTHER KEY RISK:
o THE INDEX WAS ESTABLISHED ON JUNE 22, 2021 AND MAY PERFORM IN UNANTICIPATED WAYS.
Please refer to the “Risk Factors” section of the accompanying underlying supplement for more details regarding the above-
listed and other risks.

PS-13| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Tech+
Vol Advantage Index
Hypothetical Back-Tested Data and Historical Information
The following graph sets forth the hypothetical back-tested performance of the Index based on the hypothetical back-tested weekly closing levels of the Index from January 3, 2020 through June 18, 2021, and the historical performance of the Index based on the weekly historical closing levels of the Index from June 25, 2021 through October 24, 2025. The Index was established on June 22,
2021, as represented by the vertical line in the following graph. All data to the left of that vertical line reflect hypothetical back-tested performance of the Index. All data to the right of that vertical line reflect actual historical performance of the Index. The closing level of the Index on October 24, 2025 was 12,701.85. We obtained the closing levels above and below from the Bloomberg Professional®
service ("Bloomberg"), without independent verification.
The data for the hypothetical back-tested performance of the Index set forth in the following graph are purely theoretical and do not represent the actual historical performance of the Index. See “Selected Risk Considerations — Risks Relating to the Index —
Hypothetical Back-Tested Data Relating to the Index Do Not Represent Actual Historical Data and Are Subject to Inherent Limitations,
and the Historical and Hypothetical Back-Tested Performance of the Index Are Not Indications of Its Future Performance” above.
The hypothetical back-tested and historical closing levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index on any Review Date. There can be no assurance that the performance of the Index will result in the return of any of your principal amount in excess of $150.00 per $1,000 principal amount note, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., or the payment of any interest.
Hypothetical Back-Tested and Historical Performance of the
MerQube US Tech+ Vol Advantage Index
Source: Bloomberg
The hypothetical back-tested closing levels of the Index have inherent limitations and have not been verified by an independent third party. These hypothetical back-tested closing levels are determined by means of a retroactive application of a back-tested model designed with the benefit of hindsight. Hypothetical back-tested results are neither an indicator nor a guarantee of future returns. No representation is made that an investment in the notes will or is likely to achieve returns similar to those shown. Alternative modeling techniques or assumptions would produce different hypothetical back-tested closing levels of the Index that might prove to be more appropriate and that might differ significantly from the hypothetical back-tested closing levels of the Index set forth above.

PS-14| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Tech+
Vol Advantage Index
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. In determining our reporting responsibilities we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Interest Payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes
Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the
Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice described above.
Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Interest Payments is uncertain, and although we believe it is reasonable to take a position that Contingent Interest Payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend
to) withhold on any Contingent Interest Payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the notes must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of
JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes.
For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of
the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.

PS-15| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Tech+
Vol Advantage Index
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes is lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See
“Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated
Value of the Notes Is Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices
of the Notes — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May
Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The MerQube US Tech+ Vol Advantage Index” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.

PS-16| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Tech+
Vol Advantage Index
Validity of the Notes and the Guarantee
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee.
This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State
of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24,
2023.
Additional Terms Specific to the Notes
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
● Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
● Underlying supplement no. 5-III dated March 5, 2025:
http://www.sec.gov/Archives/edgar/data/19617/000121390025020799/ea0233342-01_424b2.pdf
● Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
● Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.